[LOGO]                                             7700 North Kendall Drive, 200
Dohan and Company                                      Miami, florida 33156-7578
Certified Public Accountants                            Telephone (305) 274-1366
                                                          E-mail  info@uscpa.com
                                                         Internet  www.uscpa.com

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated March 13, 2006 included in the GlobeTel Communications Corp. Form 10-K for the year ended December 31, 2005, and to all references to our Firm included in this Form S-8 Registration Statement.


/s/ Dohan and Company, CPA's, P.A.
-----------------------------------------------
DOHAN AND COMPANY, CPA's, P.A.
Certified Public Accountants

August 1, 2006

Member:
Florida Institue of Certified Public Accountants        [LOGO]
American Institute of Certified Public Accountants      agi ACCOUNTING
Private Companies and SEC Practice Sections             GROUP
[LOGO] CPA                                              INTERNATIONAL
The CPA, Never Underestimate the Value.